UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 16, 2009

WATSON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-03305 (Commission File Number)	95-3872914 (IRS Employer Identification No.)

311 Bonnie Circle Corona, California (Address of Principal Executive Offices)	92880 (Zip Code)
Registrant’s telephone number, including area code: (951) 493-5300
(Former name or former address, if changed since last report): Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Watson Pharmaceuticals, Inc., a Nevada corporation (“Watson”), Robin Hood Holdings Limited, a Malta limited liability company (“Robin Hood”), certain shareholders of Robin Hood (together, the “Sellers”) and Anthony Selwyn Tabatznik, solely in his capacity as the Shareholders’ Representative therein (the “Shareholders’ Representative”), have entered into a definitive Share Purchase Agreement, dated as of June 16, 2009 (the “Share Purchase Agreement”). Pursuant to the Share Purchase Agreement, a wholly-owned subsidiary of Watson will acquire all of the outstanding equity of Robin Hood (the “Share Purchase”) from the Sellers and acquire the privately held Arrow Group, a group of global pharmaceutical companies, in exchange for the following consideration:
•	A cash payment of U.S. $1.05 billion at closing of the Share Purchase (the “Closing”);

•	16,943,409 restricted shares of Common Stock of Watson (“Restricted Common Stock”) issued at the Closing;

•	$200 million face amount of newly-designated non-voting Series A Preferred Stock of Watson (“Preferred Stock”) issued at the Closing; and

•	Certain payments made after the Closing based on the after-tax gross profits on sales of Atorvastatin in the United States as described in the Share Purchase Agreement.
     Representations, warranties and indemnities. Each of the parties have made customary representations and warranties in the Share Purchase Agreement. The representations made by Robin Hood and the Sellers generally survive for 18 months after the Closing. The Sellers have agreed to indemnify Watson against losses relating to breaches of Robin Hood’s or the Sellers’ representations and warranties, subject to certain limitations. Claims for indemnification by Watson will generally be limited to recovery of the Preferred Stock, which will be held in an escrow account for three years after the Closing.
     Covenants. Watson and Robin Hood have each agreed to conduct their respective businesses in the ordinary course consistent with past practice in all material respects until the Closing. Watson, Robin Hood and the Sellers have each agreed to use their reasonable best efforts to complete the Share Purchase. Watson has also agreed to appoint Mr. Tabatznik to Watson’s board of directors (“Watson’s Board”) to serve as a Class I director until Watson’s annual meeting in 2011. Watson, Robin Hood and the Sellers have also made other customary covenants in the Share Purchase Agreement.
     Non-Compete and Non-Solicit. One of the conditions to the Closing is that Mr. Tabatznik and four other key employees of Robin Hood enter into a Non-Compete and Non-Solicitation Agreement with Watson whereby they will agree for a period of either two or three years after the Closing not to (1) engage in certain businesses that develop, market, distribute or manufacture certain generic pharmaceutical products in the in the United States, France, Canada, the United Kingdom, Malta, Germany, New Zealand, Australia, or Brazil, and (2) solicit certain employees, customers or suppliers of Robin Hood.
     Closing Conditions. Each party’s obligation to complete the Share Purchase is subject to several customary conditions, including (i) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (ii) the accuracy of the other party’s representations and warranties made in the Share Purchase Agreement; (iii) the compliance of the other party with its covenants made in the Share Purchase Agreement; and (iv) no material adverse effect on the business of Watson or Robin Hood, subject in each of cases (ii) through (iv) to a contractually agreed upon standard of materiality.
     Termination Rights and Fees. The Share Purchase Agreement can be terminated by Watson or the Shareholders’ Representative under customary circumstances. If the Share Purchase Agreement is terminated in certain circumstances relating to failure to obtain clearance under the HSR Act, Watson must reimburse Robin Hood, the Sellers and the Shareholders’ Representative for up to $7 million of their transaction expenses.

     Transfer Restrictions and Voting Agreement. The Restricted Common Stock may not be sold or transferred by the Sellers for 6 months (or, for certain specified Sellers, 12 months) after the Closing, subject to limited exceptions. In addition, certain specified Sellers have agreed to enter into a stockholders rights agreement that will provide such Sellers or their controlling affiliates with certain registration rights for their Restricted Common Stock and will requiring them to vote the Restricted Common Stock in certain circumstances in accordance with the recommendation of Watson’s Board or in proportion to the votes cast by other shareholders. These voting arrangements will remain in place until the subject shareholders collectively own less than 4% (or less than 5% for certain transferees of the subject shareholders) of Watson’s outstanding common stock.
     Loan Relating to Certain License and Milestone Payments. In connection with the Share Purchase, Robin Hood will obtain a loan from a financial institution prior to the Closing in the amount of $151.4 million. Robin Hood will apply the proceeds of the loan to repay outstanding indebtedness, pay dividends to, or repurchase Robin Hood’s ordinary shares from, the Sellers or pay any expenses related to the Share Purchase. This loan will be repaid by Robin Hood after the Closing using the net proceeds received under two license and development agreements between Sepracor Inc. and a subsidiary of Robin Hood. Pursuant to a loan guarantee arrangement, if Sepracor fails to make a payment under these license and development agreements, one or more of the Sellers or their affiliates will repay the corresponding amount of the loan on Robin Hood’s behalf or else reimburse the Robin Hood for the amount of such payment.
     Terms of the Preferred Stock. The Preferred Stock will be non-voting and will have an aggregate liquidation preference of $200 million and will be mandatorily redeemable three years after issuance for the cash amount of the liquidation preference.
     Board and Shareholder Approval. The Share Purchase Agreement has been approved by Watson’s Board and is not subject to approval by Watson’s shareholders.
     The foregoing description of the Share Purchase and Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, filed as Exhibit 2.1 hereto and incorporated herein by reference. The Share Purchase Agreement has been included to provide investors with information regarding its terms, however it is not intended to provide any other factual information about Watson, Robin Hood, the Sellers or Mr. Tabatznik. The Share Purchase Agreement contains representations and warranties of each of Watson, Robin Hood, and the Sellers which are qualified by information in confidential disclosure letters delivered in connection with signing the Share Purchase Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.
Item 3.02 Unregistered Sales of Equity Securities.
     As described in item 1.01, under the terms of the Share Purchase Agreement, Watson has agreed to issue the Restricted Common Stock and Preferred Stock to the Sellers in a private placement of such securities as partial consideration for the Share Purchase. The sale of the Restricted Common Stock and Preferred Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Watson is relying upon the exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section. Each of the Sellers has represented to Watson that it is an accredited investor, as such term is defined in Regulation D under the Securities Act, and that it was acquiring the securities for investment and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to the securities.

Item 8.01 Other Events.
     On June 17, 2009, Watson issued a press release announcing the execution of the Share Purchase Agreement, which is filed as Exhibit 99.1 hereto and incorporated herein by reference. The information in Item 8.01 of this report (including Exhibit 99.1) is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit No.	Exhibit

2.1	Share Purchase Agreement, dated as of June 16, 2009, by and among Robin Hood Holdings Limited, Watson Pharmaceuticals, Inc., certain shareholders of Robin Hood Holdings Limited, and Anthony Selwyn Tabatznik, solely in his capacity as the Shareholders’ Representative.

99.1	Press Release issued by Watson Pharmaceuticals, Inc. on June 17, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2009	WATSON PHARMACEUTICALS, INC.
	By:	/s/ David A. Buchen
		Name:	David A. Buchen
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement, dated as of June 16, 2009, by and among Robin Hood Holdings Limited, Watson Pharmaceuticals, Inc., certain shareholders of Robin Hood Holdings Limited, and Anthony Selwyn Tabatznik, solely in his capacity as the Shareholders’ Representative.

99.1	Press Release issued by Watson Pharmaceuticals, Inc. on June 17, 2009.